UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (January 7, 2003)

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events

See the following press release, dated January 7, 2003, announcing that Edward G. Jepsen has been elected a director of Gerber Scientific, Inc.

For Immediate Release	Contact: Shawn M. Harrington
January 7, 2003	(860) 644-1551

Edward G. Jepsen Joins Gerber Scientific's Board of Directors

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) announced today that Edward G. Jepsen has been elected a director of the Company. Mr. Jepsen's appointment increases the number of directors on Gerber Scientific's board to 10.

Mr. Jepsen is executive vice president and chief financial officer of Amphenol Corporation, a $1.1 billion international manufacturer of electronic componentry and interconnect systems headquartered in Wallingford, Connecticut.

"We are delighted to welcome Ed Jepsen to the board of Gerber Scientific," said George M. Gentile, chairman. "With his extensive financial background and diverse international experience with both manufacturing companies and financial institutions, we look forward to benefiting from his counsel."

Mr. Jepsen joined Amphenol in 1988 and was named to his current post a year later. He was previously with Price Waterhouse from 1969 to 1988, where he served as an audit partner in the Hartford, Connecticut office. During this period Mr. Jepsen had audit responsibilities for numerous international manufacturing companies and financial institutions.

Mr. Jepsen also serves as a director and chairman of the audit committee of TRC Companies, Inc., a NYSE-listed provider of energy and environmental services.

He holds an M.B.A. from the Harvard Business School and a B.A. from Antioch College.

About Gerber Scientific, Inc.

Gerber Scientific is the world's leading supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the Company operates through four wholly owned subsidiaries: Gerber Scientific Products, Spandex PLC, Gerber Technology, and Gerber Coburn.

Safe Harbor Statement:

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2002 and October 31, 2002, and its Annual Report on Form 10-K for the year ended April 30, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	January 7, 2003	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Executive Vice President (Principal Financial and Accounting Officer)